Exhibit 3(ii)

        Effective February 20, 2007

AMENDED AND RESTATED BYLAWS OF

THE ALLSTATE CORPORATION

A Delaware corporation

ARTICLE I

OFFICES

        Section 1.    Registered Office; Registered Agent.    The registered office in the State of Delaware and the name of the corporation's registered agent at such address shall be as stated in the certificate of incorporation of The Allstate Corporation, as it may be amended.

        Section 2.    Other Offices.    The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors of the corporation may determine or the business of the corporation may require.

ARTICLE II

STOCKHOLDERS

        Section 1.    Meetings of Stockholders.    All meetings of the stockholders for the election of directors shall be held at the registered office of the corporation or at such other place determined by the Board, within or without the State of Delaware, as may be set forth in the notice of call. Meetings of stockholders for any other purpose may be held at such time and place determined by the Board, within or without the State of Delaware, as shall be stated in the notice of call.

        Section 2.    Annual Meeting.    The annual meeting of stockholders shall be held each year at a time and place determined by the Board. At the annual meeting, the stockholders shall elect a Board and transact such other business as may properly be brought before the meeting.

        Section 3.    Notice of Annual Meetings.    Written notice of the annual meeting shall be given to each stockholder entitled to vote at the meeting at least ten and not more than 60 days before the date of the meeting.

        Section 4.    Stockholder List.    The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

        Section 5.    Special Meetings.    Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the certificate of incorporation, may be called only by the Chairman of the Board. The Chairman of the Board shall call a special meeting at the request in writing of a majority of the Board. Such request shall state the purpose or purposes of the proposed meeting.

        Section 6.    Notice of Special Meetings.    Written notice of a special meeting of stockholders, stating the date, time, place and purpose or purposes thereof, shall be given to each stockholder entitled to vote at the meeting, at least ten and not more than 60 days before the date fixed for the meeting.

        Section 7.    Business Transacted At Special Meetings.    Business transacted at any special stockholders meeting shall be limited to the purposes stated in the notice. If any other business is brought before the meeting, the chairman of the meeting may declare it to be out of order and then it shall not be transacted.

        Section 8.    Appointment of Inspectors of Election.    In advance of sending to the stockholders any notice of a meeting of the holders of any class of shares, the Board shall appoint one or more inspectors of election to act at such meeting or any adjournment or postponement thereof and to make a written report thereof. The Board may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is so appointed or if no inspector or alternate is able to act, the Chairman of the Board shall appoint one or more inspectors to act at such meeting. Each inspector, before entering upon the discharge of such inspector's duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability. No inspector shall be a director, officer or employee of the corporation.

        Section 9.    Quorum; Adjournment.    Except as otherwise required by law or the certificate of incorporation, the holders of a majority of the stock issued and outstanding and entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum at such stockholder meeting. When any stockholders meeting is convened, the chairman of the meeting may adjourn the meeting without a stockholders vote if (i) so directed by the Board and (ii) either (a) no quorum is present or (b) the Board determines that adjournment is necessary or appropriate to enable the stockholders (1) to fully consider information that the Board determines has not been made sufficiently available to stockholders or has not been made available to them on a timely basis or (2) to otherwise effectively exercise their voting rights. If a quorum is present or represented at the reconvening of an adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 30 days or if, after the adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

        Section 10.    Voting Power.    When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes, the certificate of incorporation or these bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question.

        Section 11.    Voting; Proxies.    Except as otherwise provided by law or by the certificate of incorporation and subject to these bylaws, at every stockholders meeting each stockholder shall be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder. No proxy shall be voted on after three years from its date, unless the proxy provides for a longer period. No share of stock shall be voted in any election for directors that has been transferred on the books of the corporation within 20 days next preceding such election of directors, except as otherwise provided by law or the certificate of incorporation or unless the transfer books of the corporation have been closed or a date has been fixed as a record date for the determination of stockholders entitled to vote in such election.

        Section 12.    Ballots.    The vote on any matter, including the election of directors, shall be by written ballot. Each ballot shall be signed by the stockholder voting or by such stockholder's proxy and shall state the number of shares voted.

        Section 13.    Stock Ledger.    The stock ledger of the corporation shall be the only evidence as to who are the stockholders entitled (i) to examine the stock ledger, any stockholder list required by these bylaws or the books of the corporation or (ii) to vote in person or by proxy at any meeting of stockholders.

        Section 14.    No Stockholder Action By Written Consent.    Any action required or permitted to be taken by the holders of any class or series of stock of the corporation entitled to vote generally in the election of directors may be taken only by vote at an annual or special meeting at which such action may be taken and may not be taken by written consent.

        Section 15.    Advance Notice of Stockholder-Proposed Business at Annual Meeting.    To be properly brought before an annual meeting, business must be either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the meeting by or at the direction of the Board, or (iii) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be received by the Secretary at the corporation's principal place of business not earlier than 120 days and not later than 90 days prior to the one-year anniversary of the date of the annual meeting of the previous year. However, in the event that the date of the annual meeting is more than 30 days before or after such anniversary date, in order to be timely, a stockholder's notice must be received by the Secretary at the corporation's principal place of business not earlier than 120 days prior to such annual meeting and not later than the later of 90 days prior to such annual meeting and ten days following the date of the first public announcement of the annual meeting date. In no event shall the public announcement of an adjournment of an annual meeting, or such adjournment, commence a new time period for the giving of a stockholder's notice as described above. As to each matter the stockholder proposes to bring before the annual meeting, the stockholder's notice shall set forth (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the corporation's books, of the stockholder proposing such business and the name and address of the beneficial owner, if any, on whose behalf the proposal is being made, (iii) the class or series and number of shares of the corporation that are owned of record and beneficially owned by each of such stockholder and such beneficial owner (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), (iv) any material interest of such stockholder and such beneficial owner in such business, (v) a description of all agreements, arrangements and understandings between such stockholder and such beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, and (vi) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal pursuant to Section 14 of Exchange Act. Notwithstanding anything in these bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section 15 (and, with respect to the nomination and election of directors, Section 16 of this Article II). However, nothing in this Section 15 or such Section 16 shall be deemed to preclude discussion by any stockholder of any business properly brought before the annual meeting. If any business is not properly brought before an annual meeting in accordance with this Section 15, the chairman of the meeting may declare it to be out of order and then it shall not be transacted.

        Section 16.    Nomination of Directors; Advance Notice of Stockholder Nominations.    Only persons who are nominated in accordance with the procedures set forth in this Section 16 shall be eligible for election as directors.

          (A)  Annual Meetings of Stockholders. (i) Nominations of persons for election to the Board may be made (a) pursuant to the corporation's notice of meeting, (b) at the annual meeting by or at the direction of the Board or by any nominating committee or person appointed for such purpose by the Board, or (c) by any stockholder of the corporation who (1) was a stockholder of record at the time of giving of notice provided for in Section 3 of this Article II and at the time of the annual meeting, (2) is entitled to vote at the meeting, and (3) complies with the notice procedures set forth in this Section 16(A).

             (ii)  For nominations to be properly brought before an annual meeting by a stockholder pursuant to Section 16(A)(i)(c) of this Article II, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice of a nomination must be received by the Secretary at the corporation's principal place of business during the applicable period pursuant to Section 15 of this Article II for a timely stockholder's notice of a matter proposed to be brought before such annual meeting. To be in proper form, such stockholder's notice must (a) set forth as to each person whom the stockholder proposes to nominate for election or re-election as a director, (1) all information relating to the person that is required to be disclosed in solicitations for proxies for election of directors in a contested election pursuant to and in accordance with Section 14 the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (2) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the "registrant" for purposes of such item and the nominee were a director or executive officer of such registrant; (b) set forth as to the stockholder giving the notice (1) the name and address, as they appear on the corporation's books, of the stockholder and the name and address of the beneficial owner, if any, (2) the class or series and number of shares of the corporation which are owned of record and beneficially owned by each of such stockholder and such beneficial owner (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (3) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of Exchange Act; and (c) include with respect to each nominee for election or reelection to the Board, the completed and signed questionnaire, representation and agreement required by Section 16(D) of this Article II. The corporation may require any proposed nominee to furnish such other information as may reasonably be required by the corporation to determine the qualifications of such proposed nominee (x) to serve as an independent director of the corporation or that could be material to a reasonable stockholder's understanding of the independence, or lack thereof, of such nominee or (y) to comply with insurance regulatory requirements that may be applicable, from time to time, to directors of the Company. If a nomination is not properly made in accordance with this Section 16, the chairman of the meeting may declare it to be out of order and then the nomination shall be disregarded.

          Notwithstanding anything in the second sentence of Section 16(A)(ii) of this Article II to the contrary, in the event that the number of directors to be elected at an annual meeting to the Board is increased and the corporation does not make a public announcement naming all of the nominees for director or specifying the size of the increased Board at least 100 days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 16 shall also be considered timely with respect to nominees for any new positions created by such increase if it is received by the Secretary at the corporation's principal place of business not more than ten days after the day on which such public announcement is first made by the corporation. For purposes of this Section 16, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press, Reuters or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

          (B)  Special Meetings of Stockholders. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the corporation's notice of meeting (a) by or at the direction of the Board or by any nominating committee or person appointed for such purpose by the Board, or (b) provided that the Board has determined that directors shall be elected at such meeting, by any stockholder of the corporation who (i) is a stockholder of record at the time of giving of notice provided for in Section 6 of this Article II and at the time of the special meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Section 16(B). In the event the corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the corporation's notice of meeting, if the stockholder's notice required by Section 16(A)(ii) of this Article II (including the completed and signed questionnaire, representation and agreement required by Section 16(D) of this Article II) shall be received by the Secretary at the principal place of business of the corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting and the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board to be elected at such meeting. In no event shall the public announcement of an adjournment or postponement of a special meeting, or such adjournment or postponement, commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

          (C)  General. (i) Only such persons who are nominated in accordance with the procedures set forth in this Section 16 shall be eligible to be elected at an annual or special meeting of the stockholders of the corporation to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 16. Except as otherwise provided by law, the certificate of incorporation or these bylaws, the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 16 and, if any proposed nomination or business is not in compliance with this Section 16, to declare that such defective proposal or nomination shall be disregarded.

             (ii)  Notwithstanding the foregoing provisions of this Section 16, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 16. Nothing in this Section 16 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (b) of the holders of any series of preferred stock if and to the extent provided for under law, the certificate of incorporation or these bylaws.

          (D)  Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 16) to the

  Secretary at the corporation's principal place of business a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (i) will abide by the requirements of Section 2 of Article III,(ii) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the corporation, will act or vote on any issue or question (a "Voting Commitment") that has not been disclosed to the corporation or (b) any Voting Commitment that could limit or interfere with such person's ability to comply, if elected as a director of the corporation, with such person's fiduciary duties under applicable law, (iii) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (iv) will comply with all informational and similar requirements of applicable insurance and other laws and regulations and (v) in such person's individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the corporation.

        Section 17.    Stockholder Proposals; Preferred Stock Election Rights.    Nothing in this Article II shall be deemed to affect any rights of (i) stockholders to require inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (ii) the holders of any series of preferred stock to elect directors in accordance with the terms thereof.

        Section 18.    Procedural Matters.    At each stockholders meeting, the chairman of the meeting shall fix and announce the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote and shall determine the order of business and all other matters of procedure. Except to the extent inconsistent with any rules that are adopted by the Board, the chairman may establish rules to maintain order for the conduct of the meeting, including, without limitation, rules restricting attendance to bona fide stockholders of record, their proxies and other persons in attendance at the invitation of the chairman and rules governing speeches and debates. In establishing rules, the chairman will have absolute discretion and his or her rulings will not be subject to appeal. Rules established by the chairman need not be in writing.

ARTICLE III

DIRECTORS

        Section 1.    Powers.    The business of the corporation shall be managed by or under the direction of its Board. The Board may exercise all such powers of the corporation and do all such lawful acts and things as are not by law, by the certificate of incorporation or by these bylaws directed or required to be exercised or done by the stockholders.

        Section 2.    Election of Directors.

          (A)  The Board shall consist of a minimum of three directors and a maximum of 15 directors. The number of directors shall be established by resolution of the Board. The directors shall be elected as provided in this Section 2 or in Section 3 of this Article III, and each director elected shall hold office until a successor is duly elected and qualified or his or her earlier resignation or removal.

          (B)  Majority Vote. Each director to be elected by stockholders shall be elected by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present, subject to the rights of the holders of any series of preferred stock to elect directors in accordance with the terms thereof. For purposes of this bylaw, a majority of votes cast shall mean that the number of shares voted "for" a director's election exceeds 50% of the number of votes cast with respect to that director's election. Votes cast shall include votes to withhold authority in each case and exclude abstentions with respect to that director's election. Notwithstanding the foregoing, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this bylaw, a contested election shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected.

          (C)  Tender of Resignation in Majority Vote Context. If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board of Directors in accordance with the agreement contemplated by Section 16(D) of Article II. The Nominating and Governance Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Nominating and Governance Committee's recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating and Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director's resignation is not accepted by the Board of Directors, such director shall continue to serve until the end of his or her term and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director's resignation is accepted by the Board of Directors pursuant to this bylaw, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy pursuant to the provisions of Section 3 of this Article III or may decrease the size of the Board of Directors pursuant to the provisions of the first paragraph of this Section 2 of Article III.

        Section 3.    Filling of Vacancies.    Vacancies and newly created directorships may be filled by a majority of the directors then in office, though less than a quorum. Each director so chosen shall hold office until a successor is duly elected and qualified or his or her earlier resignation or removal. If there are no directors in office, then an election of directors may be held in the manner provided by the General Corporation Law of the State of Delaware. No decrease in the number of directors constituting the Board shall shorten the term of any incumbent director.

        Section 4.    Resignation.    Any director may resign at any time upon written notice to the corporation. Such written resignation shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the Chairman of the Board or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

        Section 5.    Meetings of the Board.    The Board may hold both regular and special meetings, either within or without the State of Delaware.

        Section 6.    Annual Meetings.    The annual meeting of each newly elected Board shall be held without notice immediately after the annual meeting of stockholders, within or without the State of Delaware.

        Section 7.    Regular Meetings.    Regular meetings, other than the annual meeting, of the Board may be held within or without the State of Delaware at such time and at such place as shall be determined by resolution of the Board.

        Section 8.    Special Meetings.    Special meetings of the Board shall be called by the Secretary or an Assistant Secretary on the request of the Chairman of the Board or on the request in writing of one-third of the whole Board, stating the purpose or purposes of such meeting.

        Section 9.    Notice of Meetings.    Notices of Board meetings may be made in writing, by electronic transmission, by telephone or in person. If a Board meeting notice is made in writing, it shall be addressed to each director at his or her usual place of business, residence or such other location at which he or she is known to be. Any such notice in writing shall be sent not later than three days before such meeting. If a Board meeting notice is made by electronic transmission, by telephone or in person, it shall be sent or given not later than three hours before the meeting. If a Board meeting notice is sent by electronic transmission, it shall be sent to each director at such destination and by such means as such director shall have previously consented to. Notice of any Board meeting need not be given to any director who shall sign a written waiver thereof either before or after the meeting or who shall be present at the meeting and participate in the business transacted. Any and all business transacted at any Board meeting shall be fully effective without any notice thereof having been given if all the members shall be present. Unless limited by law, the certificate of incorporation, the bylaws, or by the terms of the notice thereof, any and all business may be transacted at any meeting without the notice thereof having so specially enumerated the matters to be acted upon.

        Section 10.    Organization.    The Chairman of the Board shall preside at all Board meetings at which he or she is present. If the Chairman of the Board shall be absent from any Board meeting, the duties otherwise provided in this Section 10 to be performed by the Chairman of the Board at such meeting shall be performed at such meeting by one of the directors chosen by the members of the Board present at such meeting. The Secretary of the corporation shall act as the secretary at all Board meetings and, in the Secretary's absence, the chairman of the meeting shall appoint a temporary secretary.

        Section 11.    Quorum; Voting; Adjournment.    Except as otherwise required by law, by the certificate of incorporation or by these bylaws, at all Board meetings, a majority of the whole Board shall constitute a quorum for the transaction of business and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board. If a quorum shall not be present at any Board meeting, the directors who are present may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present.

        Section 12.    Action By Unanimous Written Consent.    Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any Board meeting or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing and the writing or writings are filed with the minutes of proceedings of the Board or committee.

        Section 13.    Participation in Meetings by Conference Telephone or Other Communications Equipment.    Unless otherwise restricted by the certificate of incorporation or these bylaws, members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or any committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at the meeting.

        Section 14.    Committees of Directors.    By resolution passed by a majority of the whole Board, the Board may designate one or more committees. Each committee shall consist of two or more of the directors of the corporation. To the extent provided in the resolution, each committee shall have and may exercise the powers of the Board in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each committee shall have such name as may be determined by resolution adopted by the Board.

        Section 15.    Committee Members.    Each member of any such committee shall hold office until such member's successor is elected and has qualified, unless such member sooner dies, resigns, or is removed. Subject to these bylaws, the number of directors which shall constitute any committee shall be determined by the whole Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any committee meeting.

        Section 16.    Committee Secretary.    The Board may elect a secretary of any such committee. If the Board does not elect such a secretary, the committee shall do so. The secretary of any committee need not be a member of the committee, but shall be selected from a member of the staff of the office of the Secretary of the corporation, unless otherwise provided by the Board.

        Section 17.    Minutes of Committee Meetings.    The secretary of each committee shall keep regular minutes of the committee meetings and shall provide copies of the minutes to the Secretary of the corporation, unless otherwise provided by the Board.

        Section 18.    Committee Meetings.    Meetings of committees of the Board may be held at any place, within or without the State of Delaware, as shall be designated by the Board or the committee. Regular meetings of any committee shall be held at such times as may be determined by resolution of the Board or the committee and no notice shall be required for any regular meeting. A special meeting of any committee shall be called by resolution of the Board or by the Secretary or an Assistant Secretary upon the request of any member of the committee. Notices of special meetings may be made in writing, by electronic transmission, by telephone or in person. If such meeting notice is made in writing, it shall be addressed to each member at his or her usual place of business, residence or such other location at which he or she is known to be. Any such notice in writing shall be sent not later than two days before such meeting. If a meeting notice is made by electronic transmission, by telephone or in person, it shall be sent or given not later than three hours before the meeting. If a committee meeting notice is sent by electronic transmission, it shall be sent to each member at such destination and by such means as such member shall have previously consented to. Notice of any such meeting need not be given to any member who shall sign a written waiver thereof, either before or after the meeting, or who shall be present at the meeting and participate in the business transacted. Any and all business transacted at any meeting of any committee shall be fully effective without any notice thereof having been given if all the members of the committee shall be present. Unless limited by law, the certificate of incorporation, these bylaws, or by the terms of the notice thereof, any and all business may be transacted at any special meeting without the notice thereof having so specifically enumerated the matters to be acted upon.

        Section 19.    Executive Committee.    The Executive Committee shall consist of a director, who shall serve as chairman of the Executive Committee, and not less than two other directors, a majority of whom shall not be officers employees of the corporation, as shall be prescribed by the Board. Unless otherwise provided by resolution of the Board, between Board meetings the Executive Committee shall have all the powers of the Board and may perform all of the Board's duties. However, the Executive Committee shall have no authority as to the following matters: (i) submission to stockholders of any action that requires stockholders' authorization under the General Corporation Law of the State of Delaware; (ii) compensation of directors; (iii) amendment or repeal of these bylaws or the adoption of new bylaws; (iv) amendment or repeal of any resolution of the Board that by its terms may not be so amended or repealed; (v) action in respect of dividends to stockholders; (vi) election of officers, directors or members of committees of the Board. Any action taken by the Executive Committee shall be subject to revision or alteration by the Board, provided that rights or acts of third parties vested or taken in reliance on such action prior to their written notice of any such revision or alteration shall not be adversely affected by such revision or alteration.

        Section 20.    Audit Committee.    The size of the Audit Committee shall be set by the Board, but will always consist of at least three directors. The members of the Audit Committee shall be appointed by the Board upon the recommendation of the Nominating and Governance Committee in accordance with the independence and experience requirements of the New York Stock Exchange. The powers, responsibilities and functions of the Audit Committee shall be as set forth in the Audit Committee charter, which shall be adopted and approved by the Board. The Audit Committee shall review and reassess the adequacy of its charter on an annual basis and recommend any proposed changes to the Board for its adoption and approval.

        Section 21.    Compensation and Succession Committee.    The size of the Compensation and Succession Committee shall be set by the Board, but will always consist of at least two directors. The members of the Compensation and Succession Committee shall be appointed by the Board upon the recommendation of the Nominating and Governance Committee and shall be limited to directors who are not employees of the corporation or any of its subsidiaries. The powers, responsibilities and functions of the Compensation and Succession Committee shall be as set forth in the Compensation and Succession Committee charter, which shall be adopted and approved by the Board.

        Section 22.    Nominating and Governance Committee.    The size of the Nominating and Governance Committee shall be set by the Board, but will always consist of at least two directors. The members of the Nominating and Governance Committee shall be appointed by the Board upon the recommendation of either the Chairman of the Board or the Nominating and Governance Committee and shall be limited to directors who are not employees of the corporation or any of its subsidiaries. The powers, responsibilities and functions of the Nominating and Governance Committee shall be as set forth in the Nominating and Governance Committee charter, which shall be adopted and approved by the Board.

        Section 23.    Compensation of Directors.    Unless otherwise restricted by the certificate of incorporation, the Board shall have the authority to fix the compensation of directors by written resolution. The directors may be paid their expenses, if any, of attendance at each meeting of the Board and may be paid a fixed sum for attendance at each meeting of the Board or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

        Section 1.    Definitions.    As used in this Article:

  (A)
  "acted properly" as to any employee shall mean that such person

  (i)
  acted in good faith;

  (ii)
  acted in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation; and

  (iii)
  with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was unlawful.

  The termination of any proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act properly.

  (B)
  "covered person" shall mean an Indemnitee (as defined below) or an Employee Indemnitee (as defined below).

  (C)
  "Employee Indemnitee" shall mean any person who is or was a non-officer employee of the corporation or of a subsidiary, including an employee providing professional services, to the extent that such person was providing services specifically to or on behalf of the corporation.

  (D)
  "expenses" shall include attorneys' fees and expenses and any attorneys' fees and expenses of establishing a right to indemnification under this Article.

  (E)
  "Indemnitee" shall mean any person who is or was

  (i)
  a director or officer of the corporation and/or any subsidiary;

  (ii)
  a trustee or a fiduciary under any employee pension, profit sharing, welfare or similar plan or trust of the corporation and/or any subsidiary; or

  (iii)
  serving at the request of the corporation as a director or officer of or in a similar capacity in another corporation, partnership, joint venture, trust or other enterprise, (which shall, for the purpose of this Article be deemed to include not-for-profit or for-profit entities of any type), whether acting in such capacity or in any other capacity including, without limitation, as a trustee or fiduciary under any employee pension, profit sharing, welfare or similar plan or trust.

  (F)
  "proceeding" shall mean any threatened, pending or completed action or proceeding, whether civil or criminal, and whether judicial, legislative or administrative and shall include investigative action by any person or body, except any of the above (or part thereof) commenced by a covered person, unless the commencement of such proceeding (or part thereof) was authorized in the specific case by the Board.

  (G)
  "subsidiary" shall mean a corporation, 50% or more of the shares of which at the time outstanding having voting power for the election of directors are owned directly or indirectly by the corporation or by one or more subsidiaries or by the corporation and one or more subsidiaries.

        Section 2.    Indemnification.

  (A)
  The corporation shall indemnify any Indemnitee to the fullest extent permitted under law (as the same now or hereafter exists), who was or is a party or is threatened to be made a party to any proceeding by reason of the fact that such person is or was an Indemnitee against liabilities, expenses, judgments, fines, excise taxes or penalties assessed with respect to an employee benefit plan or trust and amounts paid in settlement actually and reasonably incurred by him or her.

  (B)
  The corporation shall indemnify any Employee Indemnitee who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was an Employee Indemnitee against liabilities, expenses, judgments, fines, excise taxes or penalties assessed with respect to an employee benefit plan or trust and amounts paid in settlement actually and reasonably incurred by him or her in connection with such proceeding if such person acted properly.

  (C)
  The corporation shall indemnify any Employee Indemnitee who was or is a party or is threatened to be made a party to any proceeding by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was an Employee Indemnitee against amounts paid in settlement and against expenses actually and reasonably incurred by him or her in connection with the defense or settlement of such proceeding if he or she acted properly, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

        Section 3.    Advances.    Expenses incurred in defending a proceeding shall be paid by the corporation to or on behalf of a covered person in advance of the final disposition of such proceeding if the corporation shall have received an undertaking by or on behalf of such person to repay such amounts if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized in this Article.

        Section 4.    Procedures for Indemnification.    Any indemnification under Section 2 of this Article (unless ordered by a court) shall be made by the corporation only as authorized in the specific proceeding upon a determination that indemnification to a covered person is proper in the circumstances. Such determination shall be made:

  (A)
  by the Board, by a majority vote of a quorum consisting of directors who were not made parties to such proceeding, or

  (B)
  if such a quorum is not obtainable, or, even if obtainable and a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or

  (C)
  in the absence of a determination made under (A) or (B), by the stockholders.

        Section 5.    Indemnification—Other Entities.    The corporation shall indemnify or advance funds to any Indemnitee described in Section 1(E)(iii) only after such person shall have sought indemnification or an advance from the corporation, partnership, joint venture, trust or other enterprise in which he or she was serving at the corporation's request, shall have failed to receive such indemnification or advance and shall have assigned irrevocably to the corporation any right to receive indemnification which he or she might be entitled to assert against such other corporation, partnership, joint venture, trust or other enterprise.

        Section 6.    Miscellaneous.

  (A)
  The indemnification provided to a covered person by this Article:

  (i)
  shall not be deemed exclusive of any other rights to which such person may be entitled by law or under any articles of incorporation, by-law, agreement, vote of shareholders or disinterested directors or otherwise;

  (ii)
  shall inure to the benefit of the legal representatives of such person or his or her estate, whether such representatives are court appointed or otherwise designated, and to the benefit of the heirs of such person; and

  (iii)
  shall be a contract right between the corporation and each such person who serves in any such capacity at any time while this Article IV is in effect, and any repeal or modification of law or this Article IV shall not negatively affect any rights or obligations then existing with respect to any state of facts or any proceedings then existing.

  (B)
  The indemnification and advances provided to a covered person by this Article shall extend to and include claims for such payments arising out of any proceeding commenced or based on actions of such person taken prior to the effective date of this Article; provided that payment of such claims had not been agreed to or denied by the corporation at the effective date.

  (C)
  The corporation shall have the power to purchase and maintain insurance on behalf of any covered person against any liability asserted against him or her and incurred by him or her as a covered person or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article. The corporation shall also have power to purchase and maintain insurance to indemnify the corporation for any obligation which it may incur as a result of the indemnification of covered persons under the provisions of this Article.

  (D)
  The invalidity or unenforceability of any provision in this Article shall not affect the validity or enforceability of the remaining provisions of this Article.

ARTICLE V

NOTICES

        Section 1.    Notice.    Except as otherwise specifically provided for in these bylaws, notices to directors and stockholders shall be in writing and, if mailed, shall be deemed given when deposited in the United States mail, postage prepaid, directed to the director or stockholder at such address as appears on the records of the corporation.

        Section 2.    Waiver.    Whenever any notice is required to be given by law or by the certificate of incorporation or these bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Any person who is present at a meeting shall be conclusively presumed to have waived notice of such meeting except when such person attends for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. In the case of directors, such member shall be conclusively presumed to have assented to any action taken unless his or her dissent shall be entered in the minutes of the meeting or unless his or her written dissent to such action shall be filed with the person acting as the secretary of the meeting before the adjournment thereof or shall be forwarded by registered mail to the secretary immediately after the adjournment of the meeting. Such right to dissent shall not apply to any member who voted in favor of such action.

ARTICLE VI

OFFICERS

        Section 1.    General.    The officers of the corporation shall be elected by the Board and shall be a Chairman of the Board, a Chief Executive Officer, a President, a Chief Financial Officer, one or more Vice Presidents, a Secretary, a Controller and a Treasurer. The Board may also choose one or more Assistant Secretaries and Assistant Treasurers. Two or more offices may be held by the same person, with the exception of the office of Chairman of the Board and the office of Secretary. The officers of the corporation need not be stockholders, employees or directors of the corporation.

        Section 2.    Election.    At its first meeting held after each annual meeting of stockholders, the Board shall elect the officers of the corporation. Such officers shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board. Vacancies may be filled or new offices created and filled at any meeting of the Board. Each officer shall hold office until a successor is duly elected and qualified or until his or her earlier resignation or removal as hereinafter provided.

        Section 3.    Other Officers and Agents.    The Board may appoint such other officers and agents as it shall deem necessary. Such officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined by the Board.

        Section 4.    Compensation.    The salaries of all officers of the corporation shall be fixed by the Board, acting directly or through the Compensation and Succession Committee.

        Section 5.    Removal.    Any officer elected or appointed by the Board may be removed at any time, with or without cause, by the affirmative vote of a majority of the Board. Any vacancy occurring in any office of the corporation shall be filled by the Board.

        Section 6.    Chairman of the Board.    The Chairman of the Board shall be a member of the Board and may be an employee of the corporation. The Chairman of the Board shall preside at all meetings of the Board and of the stockholders at which he or she is present. In the absence or disability of the Chairman of the Board, the duties of the Chairman of the Board shall be performed and his or her authority shall be exercised by one of the other directors as designated for this purpose by the Board.

        Section 7.    Chief Executive Officer.    The Chief Executive Officer shall be the chief executive officer of the corporation; shall direct, coordinate and control the corporation's business and activities and its operating expenses and capital expenditures; shall have general authority to exercise all the powers necessary for the chief executive officer of the corporation; and shall perform such other duties and have such other powers as may properly belong to his or her office or as shall be prescribed by the Board or these bylaws, all in accordance with basic policies as established by and subject to the control of the Board. In the absence or disability of the Chief Executive Officer, the duties of the Chief Executive Officer shall be performed and his or her authority shall be exercised by the President or, in the absence or inability of the President, by one of the Vice Presidents designated for this purpose by the Board. The Chief Executive Officer may be a member of the Board.

        Section 8.    President.    The President shall be the chief operating officer of the corporation and shall have general administrative control and supervision over the operations of the corporation subject to the supervision of the Chief Executive Officer. He or she shall, in the absence or inability of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer. He or she shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board to some other officer or agent of the corporation. He or she shall also perform such other duties as may properly belong to his or her office or as shall be prescribed by the Chief Executive Officer or by the Board.

        Section 9.    Chief Financial Officer.    The Chief Financial Officer of the corporation shall, under the direction of the Chief Executive Officer, be responsible for all financial and accounting matters. The Chief Financial Officer shall have such other powers and perform such other duties as the Board, the Chief Executive Officer, or these bylaws may prescribe.

        Section 10.    Vice Presidents.    Each Vice President shall have such powers and shall perform such duties as may be assigned to him or her by the Chief Executive Officer or by the Board. In the absence or in the case of inability of the Chief Executive Officer and the President to act, the Board may designate which one of the Vice Presidents shall be the acting Chief Executive Officer of the corporation during such absence or inability, whereupon such acting Chief Executive Officer shall have all the powers and perform all of the duties incident to the office of Chief Executive Officer during the absence or inability of the Chief Executive Officer to act.

        Section 11.    Controller.    Under the direction of the Chief Executive Officer and the Chief Financial Officer, the Controller shall have general charge, control, and supervision over the accounting and auditing affairs of the corporation. The Controller or such persons as the Controller shall designate shall have responsibility for the custody and safekeeping of all permanent financial and accounting records and papers of the corporation. The Controller shall have responsibility for the preparation and maintenance of the books of account and of the accounting records and papers of the corporation; shall supervise the preparation of all financial statements and reports on the operation and condition of the business; shall have responsibility for the establishment of financial procedures, records, and forms used by the corporation; shall have responsibility for the filing of all financial reports and returns, required by law; shall render to the Chief Executive Officer, the Chief Financial Officer or the Board, whenever they may require, an account of the Controller's transactions; and in general shall have such other powers and perform such other duties as are incident to the office of Controller and as the Board, the Chief Executive Officer, the Chief Financial Officer, or these bylaws may prescribe.

        Section 12.    Secretary.    The Secretary shall attend all Board meetings and all stockholder meetings; shall record all the proceedings of the meetings of the corporation and of the Board in a book to be kept for that purpose; shall perform like duties for the standing or special committees when required; and shall have such other powers and perform such other duties as the Board, the Chairman of the Board, the Chief Executive Officer or these bylaws may prescribe. Under the Chairman of the Board's supervision, the Secretary shall give, or cause to be given, all notices required to be given by these bylaws or by law. The Secretary shall keep in safe custody the seal of the corporation, shall have the authority to affix the same to any instrument requiring it and, when so affixed, it shall be attested by his or her signature or by the signature of an Assistant Secretary.

        Section 13.    Assistant Secretaries.    In the absence or disability of the Secretary, the Assistant Secretary or Assistant Secretaries shall perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board, the Chairman of the Board or the Chief Executive Officer may prescribe.

        Section 14.    Treasurer.    Under the direction of the Chief Executive Officer, the Treasurer shall have the custody of the corporate funds and securities; shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation; shall deposit all monies and other valuable effects in the name and to the credit of the corporation as may be ordered by the Board; shall cause the funds of the corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements; shall render to the Chief Executive Officer and the Board, at its regular meeting or when the Board so requires, an account of the Treasurer's actions; and shall have such other powers and perform such other duties as the Board, the Chief Executive Officer or these bylaws may prescribe.

        Section 15.    Assistant Treasurers.    In the absence or disability of the Treasurer, the Assistant Treasurer or the Assistant Treasurers shall perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board or the Chief Executive Officer may prescribe.

        Section 16.    Appointed Officers.    The Chief Executive Officer of the corporation may establish positions and offices identified as a function, department or other organizational component of the corporation, and may appoint individuals, who need not be employees of the corporation, to occupy those positions, subject to approval of the Compensation and Succession Committee. The titles of such individuals (herein referred to as "appointed officers") may be either conventional corporate officer titles or titles designating a functional activity, but in all cases shall contain, as an integral part of the title, a reference to the function, organizational component or department within which the position is established.

        Section 17.    Appointment, Removal and Term of Appointed Officers.    Appointed officers may be appointed by the Chief Executive Officer. The Chief Executive Officer may remove any appointed officer at any time without notice or accept such appointed officer's resignation. No term of office shall be established for any appointed officer.

        Section 18.    Duties of Appointed Officers.    An appointed officer shall have such powers as may be assigned by the Chief Executive Officer, the Board or any committee of the Board and shall perform such duties (not including duties normally performed by an officer of the corporation) as may be assigned by the Chief Executive Officer, the Board, any committee of the Board or the officer of the corporation having management responsibility for the organizational component or function to which such appointed officer is assigned.

ARTICLE VII

CERTIFICATE OF STOCK

        Section 1.    Certificates of Stock.    Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman of the Board, the Chief Executive Officer or a Vice President of the corporation and by the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by such holder in the corporation. All certificates of stock issued shall be numbered consecutively.

        Section 2.    Countersigned Certificates; Signature of Former Officers, Transfer Agents or Registrars.    Where a certificate is countersigned by (i) a transfer agent other than the corporation or its employee or (ii) a registrar other than the corporation or its employee, any signature on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.

        Section 3.    Lost, Stolen or Destroyed Certificates.    The Board may direct a new certificate or certificates to be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board may, in its discretion as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to advertise the same in such manner as it shall require and/or give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

        Section 4.    Transfer of Stock.    Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

        Section 5.    Closing of Transfer Books; Record Dates.    The Board may close the stock transfer books of the corporation for a period not exceeding 60 days preceding the date of any stockholders meeting, the date for payment of any dividend, the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period not exceeding 60 nor less than ten days in connection with obtaining the consent of stockholders for any purpose. In lieu of closing the stock transfer books, the Board may fix in advance a date, not exceeding 60 days preceding the date of any meeting of stockholders, the date for the payment of any dividend, the date for the allotment of rights, the date when any change or conversion or exchange of capital stock shall go into effect or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, to receive payment of any such dividend, to any such allotment of rights, to exercise the rights in respect of any such change, conversion or exchange of capital stock or to give such consent. In such case such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, to receive payment of such dividend, to receive such allotment of rights, to exercise such rights or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date.

        Section 6.    Registered Stockholders.    The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner. The corporation shall be entitled to hold liable for calls and assessments a person registered on its books as the owner of shares. The corporation shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person or persons, except as otherwise provided by the General Corporation Law of the State of Delaware.

        Section 7.    Stock Subscriptions.    Unless otherwise provided for in the subscription agreement, subscriptions for shares shall be paid in full at such time, or in such installments and at such times, as shall be determined by the Board. Any call made by the Board for payment on subscriptions shall be uniform as to all shares of the same class or as to all shares of the same series. In case of default in the payment of any installment or call when such payment is due, the corporation may proceed to collect the amount due in the same manner as any debt due the corporation.

ARTICLE VIII

GENERAL PROVISIONS

        Section 1.    Dividends.    Subject to the provisions of the certificate of incorporation, any dividends upon the corporation's capital stock may be declared by the Board at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

        Section 2.    Reserves.    Before payment of any dividend, there may be set aside, out of any funds of the corporation available for dividends, such sum or sums as the directors, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, for equalizing dividends, for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interest of the corporation. The directors may modify or abolish any such reserve in the manner in which it is created.

        Section 3.    Checks.    All checks or demands for money and notes of the corporation shall be signed by such person or persons as shall be designated by the Board or by such officer or officers of the corporation as shall be appointed for that purpose by the Board.

        Section 4.    Fiscal Year.    The fiscal year of the corporation shall be the calendar year, unless otherwise fixed by resolution of the Board.

        Section 5.    Seal.    The corporate seal shall have inscribed thereon the name of the corporation and shall be in such form as may be approved by the Board. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

        Section 6.    Inspection of Books and Records.    Any stockholder of record, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose the corporation's stock ledger, a list of its stockholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean any purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office in the State of Delaware or at its principal place of business.

        Section 7.    Inconsistent Provisions; Titles.    In the event that any provision of these bylaws is or becomes inconsistent with any provision of the certificate of incorporation, the General Corporation Law of the State of Delaware or any other applicable law, the provision of these bylaws shall not be given any effect to the extent of such inconsistency but shall otherwise be given full force and effect. The section titles contained in these bylaws are for convenience only and shall be without substantive meaning or content of any kind whatsoever.

        Section 8.    Writing and Signing; Electronic Transmission.    Whenever any provision of these bylaws specifies that a writing is required or permitted to take action or to give notice, such action or notice may also be accomplished by electronic transmission. Electronic transmission means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such recipient through an automated process. If an electronic transmission is used to satisfy any provision of these bylaws that specifies that a writing is required or permitted to take action or to give notice and these bylaws require that such writing be signed by a particular person, such electronic transmission need not be signed but must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by that person.

        An electronic transmission shall be deemed given: (i) if by facsimile telecommunication, when directed to a number at which the director or stockholder has consented to receive notice; (ii) if by electronic mail, when directed to an electronic mail address at which the director or stockholder has consented to receive notice; (iii) if by posting on an electronic network together with separate notice to the director or stockholder of such specific posting, upon the later of (a) such posting or (b) the giving of such separate notice; and (iv) if by any other form of electronic transmission, when directed to the director or stockholder.

ARTICLE IX

AMENDMENTS

        Section 1.    Amendments.    These bylaws may be amended or repealed by the vote of a majority of the directors present at any meeting at which a quorum is present or by the affirmative vote of the holders of not less than that percentage of the total number of votes entitled to be cast generally in the election of directors required for such amendment by the provisions of the corporation's Certificate of Incorporation.